UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D. C. 20549

__________________________

FORM 8-K/A

AMENDMENT TO CURRENT REPORT

Date of Report (Date of earliest event reported):    October 18, 1994

__________________________

3Com Corporation

(Exact name of registrant as specified in its charter)

	  California                      0-12867                94-2605794
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
 incorporation or organization)                              Identification No.)

	  5400 Bayfront Plaza                                       95052
	Santa Clara, California                                   (Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:   (408) 764-5000

The undersigned registrant hereby amends the following items of its Current Reports dated November 1, 1994 on Form 8-K as set forth in the pages attached hereto:

	Item 7. Financial Statements, Pro Forma Financial Information and
		Exhibits

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

	3Com Corporation
	  (Registrant)


Dated:  December 23, 1994               By  \s\ Christopher B. Paisley
	-----------------                   --------------------------
						Christopher B. Paisley
						Vice President Finance and
						Chief Financial Officer




3Com Corporation

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits


(a) Financial statements of NiceCom, Ltd. for the year ended December 31, 1993 are attached hereto and filed herewith as Exhibit 7.3.

(b) The attached unaudited pro forma condensed combining financial statements for the year ended May 31, 1994 and for the three months ended August 31, 1994 give effect to the purchase of substantially all the assets and assumption of substantially all the liabilities of NiceCom, Ltd. (the "Acquisition") by 3Com Corporation accounted for as a purchase. Accordingly, the acquired assets and liabilities were recorded at their estimated fair market value at the date of acquisition. The pro forma condensed combining statements of operations assume that the acquisition took place as of June 1, 1993, the beginning of the earliest period presented and combine 3Com's results of operations for the year ended May 31, 1994 and the three months ended August 31, 1994 with NiceCom's results of operations for the year ended June 30, 1994 and three months ended September 30, 1994. The unaudited pro forma condensed combining balance sheet combines 3Com's balance sheet as of May 31, 1994 with the NiceCom balance sheet as of June 30, 1994, giving effect to the acquisition as if it had occurred on May 31, 1994.

	The pro forma condensed combining financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the acquisitions been consummated at the beginning of the periods presented, nor is it necessarily indicative of future operating results or financial position.

	The pro forma condensed combining financial information should be read in conjunction with the historical consolidated financial statements and the related notes thereto of 3Com Corporation previously filed and the historical financial statements and related notes thereto of NiceCom, Ltd. included herein.

(c)     The following exhibits are attached hereto and filed herewith:

		7.3     Financial statements of NiceCom, Ltd. for the year ended
December 31, 1993.

		7.4 Unaudited Pro Forma Condensed Combining Financial Statements of 3Com Corporation.


3Com Corporation

Index to Exhibits


Exhibit Document

7.3     Financial Statements of NiceCom, Ltd. for the year ended
	December 31, 1993

7.4 Unaudited Pro Forma Condensed Combining Financial Statements of 3Com Corporation





































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